Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alex Viecco his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Alex Viecco	Chairman of the Board, Chief Executive Officer
Alex Viecco	(Principal Executive) and Director	October 15, 2013

/s/ Carlos Gonzalez Rivera	Chief Financial Officer (Principal Financial Officer),
Carlos Gonzalez Rivera	Chief Operating Officer	October 15, 2013

/s/ Sergio Gonzalez Rivera	President, Director
Sergio Gonzalez Rivera		October 15, 2013

/s/ Daniel Cahill	Director
Daniel Cahill		October 15, 2013